                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement       [X]Confidential, for Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            CHITTENDEN CORPORATION
             (Name of Registrant as Specified In Its Certificate)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
   22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule
   14a-6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                                Notice of 2002

                                Annual Meeting

                                      and

                                Proxy Statement


                            Your Vote is Important

Every Stockholder should complete, sign, date and promptly return the proxy in the envelope furnished for this purpose. It is necessary that enough shares be represented by proxy to constitute, with the shares present in person, a legal quorum (a majority of the issued and outstanding stock) so that a meeting can be held.

[LOGO] Chittenden Corporation

Notice of Annual Meeting of Stockholders

The Annual Meeting of the Stockholders of Chittenden Corporation will be held on April 17, 2002 at 4:00 p.m. in the Adirondack Ballroom (A, B & C) in the Radisson Hotel Burlington, located at 60 Battery Street, Burlington, Vermont. The annual meeting is for the purpose of considering and acting upon:

    1. The election of Directors as provided by the By-Laws.

    2. Amendment and Restatement of the 1998 Directors' Omnibus Long-Term Incentive Plan.

    3. Any other business which may properly come before the meeting or any adjournment thereof.

By order of the Board of Directors.

F. Sheldon Prentice
Secretary

March 15, 2002

CHITTENDEN CORPORATION

Two Burlington Square
Burlington, Vermont 05401
March 15, 2002

Proxy Statement
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
APRIL 17, 2002

Solicitation and Revocation of Proxies

This proxy statement is furnished to the Stockholders of CHITTENDEN CORPORATION (the "Corporation"), a corporation organized under the laws of the State of Vermont, in connection with the annual meeting of the Stockholders of the Corporation to be held on Wednesday, April 17, 2002, at 4:00 p.m., in the Adirondack Ballroom (A, B & C) in the Radisson Hotel Burlington, located at 60 Battery Street, Burlington, Vermont.

  A proxy card is furnished by the Corporation. This proxy is being solicited by the Board of Directors of the Corporation for use at the April 17, 2002 annual meeting of its Stockholders and at any adjournment thereof. A proxy duly executed and returned by a Stockholder will be voted as directed by the proxy, and, if no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors contained herein. As to other matters, if any, to be voted upon, the persons named in the proxy will take such action as the Board of Directors may deem advisable.

  A Stockholder who signs and returns a proxy may revoke it at any time before it is exercised by notifying the Secretary of the Corporation in writing or by attending the meeting and voting in person.

  This Proxy Statement, the Corporation's Summary Annual Report and Form 10-K, which contain financial statements, will be mailed on or about March 15, 2002 to Stockholders of record on March 1, 2002. The Annual Report and Form 10-K are not to be regarded as proxy soliciting material.

  All expenses of the solicitation of proxies are being borne by the Corporation. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Corporation may also solicit proxies by telephone, telegraph and in person and arrange for nominees, custodians and fiduciaries to forward proxies and proxy material to their principals at the expense of the Corporation. The Corporation also has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee of $6,000 plus reimbursement of out-of-pocket expenses.

Voting Securities

The Board of Directors of the Corporation has fixed the close of business on March 1, 2002 as the record date for the determination of Stockholders entitled to notice of and to vote at the annual meeting. Each share of common stock will be entitled to one vote. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon.

  As of January 31, 2002 there were 32,118,052 shares of common stock outstanding and entitled to vote. Security ownership of the Corporation's Directors and Executive Officers is provided below in tabular form.

-----------------------------------------------------------------------------------------------------

                          (2) Name of               (3) Amount and Nature
   (1) Title of Class     BeneficialOwner           of Beneficial Ownership  (4) Percentof Class(1)
-----------------------------------------------------------------------------------------------------
      Common Stock        Bertrand, Frederic H.             24,766(2)                   *
-----------------------------------------------------------------------------------------------------
      Common Stock        Boardman, David M.                43,652(3)                   *
-----------------------------------------------------------------------------------------------------
      Common Stock        Carrara, Paul J.                  26,132(4)                   *
-----------------------------------------------------------------------------------------------------
      Common Stock        Crawford, Sally W,                 2,367                      *
-----------------------------------------------------------------------------------------------------
      Common Stock        Drumheller, Philip M.             15,550(5)                   *
-----------------------------------------------------------------------------------------------------
      Common Stock        Dwight, John K.                   30,551(6)                   *
-----------------------------------------------------------------------------------------------------
      Common Stock        Hutton, Lyn                        7,531(7)                   *
-----------------------------------------------------------------------------------------------------
      Common Stock        Kolvoord, Philip A.               21,780(8)                   *
-----------------------------------------------------------------------------------------------------
      Common Stock        Perrault, Paul A.                496,106(9)                 1.54%
-----------------------------------------------------------------------------------------------------
      Common Stock        Pizzagalli, James C.             108,975(10)                  *
-----------------------------------------------------------------------------------------------------
      Common Stock        Pomerleau, Ernest A.              48,785(11)                  *
-----------------------------------------------------------------------------------------------------
      Common Stock        Richards, Mark W.                102,205(12)                  *
-----------------------------------------------------------------------------------------------------
      Common Stock        Spera, Pall D.                    52,642(13)                  *
-----------------------------------------------------------------------------------------------------
      Common Stock        Wells, Owen W.                     1,546                      *
-----------------------------------------------------------------------------------------------------
      Common Stock        Wilson, Martel D., Jr.            46,589(14)                  *
-----------------------------------------------------------------------------------------------------
      Common Stock        DeShaw, Lawrence W.              144,993(15)                  *
-----------------------------------------------------------------------------------------------------
      Common Stock        Kelly, John W.                   102,753(16)                  *
-----------------------------------------------------------------------------------------------------
      Common Stock        O'Brien, Danny H.                117,932(17)                  *
-----------------------------------------------------------------------------------------------------
      Common Stock        Walters, Kirk W.                 133,791(18)                  *
-----------------------------------------------------------------------------------------------------
      Common Stock        Directors, Officers ofthe      1,926,876(19)                 6%
                          Corporation,
                          SeniorManagement
                          (the"Officer Group")
-----------------------------------------------------------------------------------------------------

* Less than one percent
(1) Except as otherwise noted, each individual in the table above has the sole voting and investment power over the shares listed.
(2) Includes 14,162 shares issuable upon the exercise of stock options that have vested.
(3) Includes 5,000 shares issuable upon the exercise of stock options that have vested.
(4) Includes 20,270 shares issuable upon the exercise of stock options that have vested.

(5) Includes (a) 11,775 shares issuable upon the exercise of stock options that have vested, and (b) 2,500 shares owned by Lane Press.
(6) Includes (a) 23,344 shares issuable upon the exercise of stock options that have vested, and (b) 7,207 shares owned by a Rabbi Trust.
(7) Includes 5,000 shares issuable upon the exercise of stock options that have vested.
(8) Includes (a) 5,000 shares issuable upon the exercise of stock options that have vested, and (b) 1,378 shares owned by Mr. Kolvoord's spouse.
(9) Includes (a) 420,000 shares issuable upon the exercise of stock options that have vested, (b) 16,603 shares owned through a 401(k) plan and (c) 59,503 shares owned by Mr. Perrault's spouse.
(10) Includes (a) 5,000 shares issuable upon the exercise of stock options that have vested, (b) 6,330 shares owned by Pizzagalli Construction Company and
     (c) 10,720 shares owned by Pizzagalli Foundation.
(11) Includes (a) 23,343 shares issuable upon the exercise of stock options that have vested and (b) 13,700 shares owned by a Rabbi Trust.
(12) Includes (a) 10,437 shares issuable upon the exercise of stock options that have vested and (b) 12,513 shares held in custodial accounts.
(13) Includes 20,270 shares issuable upon the exercise of stock options that have vested.
(14) Includes (a) 20,270 shares issuable upon the exercise of stock options that have vested and (b) 2,226 shares owned through an individual retirement account of Mr. Wilson's spouse.
(15) Includes (a) 122,067 shares issuable upon the exercise of stock options that have vested and (b) 2,841 shares owned through a 401(k) plan.
(16) Includes (a) 103,753 shares issuable upon the exercise of stock options that have vested.
(17) Includes 117,800 shares issuable upon the exercise of stock options that have vested and (b) 52 shares owned through a 401(k) plan.
(18) Includes (a) 122,504 shares issuable upon the exercise of stock options that have vested and (b) 2,600 shares owned through a 401(k) plan.
(19) Total includes shares held by the "Officer Group" not listed in the table.

Notes Regarding Directors' Stock Ownership

Beneficial ownership is determined in accordance with Rule 13(d)(3) under the Securities Exchange Act of 1934. Unless otherwise indicated, the listed persons have sole voting power and sole investment power with respect to the shares of common stock set forth.

  No one is the beneficial owner of more than five percent of any class of the Corporation's voting securities, except T. Rowe Price Associates, Inc., which include any shares owned by T. Rowe Price International and by the T. Rowe Price Mutual Funds. The reporting persons are filing as Investment Advisers registered under Section 203 of the Investment Advisers Act of 1940. This information was supplied to the Corporation on Schedule 13G pursuant to the Securities Exchange Act of 1934.

----------------------------------------------------------------------------------

                                                  (3) Amount and
                   (2) Name and Address of        Nature of Beneficial (4) Percent
(1) Title of Class Beneficial Owner               Ownership             of Class
----------------------------------------------------------------------------------

   Common Stock    T. Rowe Price Associates, Inc.     2,513,750(1)        7.83%
                   Henry H. Hopkins
                   Managing Director
                   100 E. Pratt Street
                   Baltimore, MD 21202
----------------------------------------------------------------------------------

(1) These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of these shares.

  The Corporation's principal subsidiary, Chittenden Trust Company (the "Bank"), held in a fiduciary or representative capacity, in the aggregate, approximately 1,419,669 shares, or 4.43 percent, of the outstanding shares of common stock of the Corporation as of December 31, 2001. The Corporation and the Bank disclaim beneficial ownership of these shares.

Election of Directors of Chittenden Corporation

(Item 1 on Proxy Card)

Classified Board of Directors

The number of Directors, which is presently set at 15, is established periodically by the Board. All Directors are elected for staggered three-year terms so that approximately one third of the Directors are elected at each annual meeting. At the annual meeting five Directors will stand for election to serve for a term of three years and, in order to better balance the Director classification, three Directors will stand for election to serve for one year terms.

  It is the intention of the persons named in the proxy to vote for the nominees named for the terms indicated.

  Election of Directors requires a majority vote. The eight nominees for Directors and the seven continuing Directors are listed on the following pages with brief statements of their principal occupations and other information. All of the nominees are serving currently on the Board of Directors of the Corporation. According to information supplied by them, these persons, as of January 31, 2002 owned beneficially the number of shares of common stock of the Corporation indicated.

Director Nominees

The following persons have been nominated to serve as Directors for terms to expire in 2005.

  Paul J. Carrara. Mr. Carrara, 64, has been a Director of Chittenden since 1982. He is President of J. P. Carrara & Sons, Inc., a ready-mixed and precast concrete supplier located in Middlebury, Vermont. Mr. Carrara is a general partner in Vermont Industrial Parks, Limited Partnership, an industrial property-leasing firm in Rutland, Vermont.

   Sally W. Crawford. Ms. Crawford, 48, has been a Director of Chittenden since 1998. She is a health care consultant based in Exeter, New Hampshire. Since 1997, she has worked with payers, providers, regulators and investors on managed care initiatives. From 1985 to 1997, Ms. Crawford was Chief Operating Officer of Healthsource, Inc., a publicly traded HMO and managed care company. From 1978 to 1985, she was Marketing Director for two New Hampshire HMOs, Matthew Thornton Health Plan and Beacon Health. She graduated from Smith College and received an MS degree from Boston University. Ms. Crawford is a Director of Cytyc Corporation, a health care company that develops, manufactures and markets the Thin Prep System for medical diagnostic systems. She also serves as Director for EXACT Sciences Corporation, a publicly traded company headquartered in Maynard, Massachusetts that has developed proprietary technologies in applied genomics to screen for cancer. From 1996 to 1998, Ms. Crawford served as Director for Harborside Healthcare, a long term and subacute care company headquartered in Boston, Massachusetts. She is a Director of Leadership New Hampshire, Odyssey House and New Hampshire Public Radio.

   Philip M. Drumheller. Mr. Drumheller, 48, has been a Director of Chittenden since 1999. He is President of The Lane Press, Inc., New England's largest magazine printer. He joined the firm in 1986. He is a 1975 graduate of the United States Merchant Marine Academy and received his MBA from The Wharton School, University of Pennsylvania in 1984. He is a Master Mariner, licensed by the U.S. Coast Guard to captain U.S. ships of any size and is a retired commissioned officer in the United States Navy Reserve. Mr. Drumheller currently serves on the Boards of the Lane Press (Chairman), Fletcher Allen Health Care (Chairman), Covenant Health Systems, Fanny Allen Hospital and The Lake Champlain Maritime Museum.

   James C. Pizzagalli. Mr. Pizzagalli, 57, has been a Director of Chittenden since 1980. He is Co-Chairman of Pizzagalli Construction Company and President of Pizzagalli Properties, LLC. He joined the company in 1969 after graduating from the University of Vermont and Boston University Law School. He is a Director of the Associated General Contractors of America, President and a Director of the AGC Education and Research Foundation, a Trustee of the University of Vermont and a Trustee of the Shelburne Museum. Mr. Pizzagalli is chairman of Chittenden's Executive Committee.

  Ernest A. Pomerleau. Mr. Pomerleau, 54, has been a Director of Chittenden since 1999. He is President of Pomerleau Real Estate, a real estate development, brokerage and property management firm which he joined in 1969 after graduating from St. Michael's College. Mr. Pomerleau is Chairman of the Greater Burlington Industrial Corporation and Vice Chairman of the Board for the Vermont Visiting Nurse Association. Mr. Pomerleau serves, on special assignment, as an advisor to the Bank's socially responsible banking program.

The following persons have been nominated to serve as Directors for terms to expire in 2003

  John K. Dwight. Mr. Dwight, 57, has been a Director of Chittenden since 1999. He is President and CEO of Dwight Asset Management Co. He is a graduate of the University of North Carolina in Chapel Hill, North Carolina. Mr. Dwight is a past Director of United Asset Management Company, Trustee of the Shelburne Museum, a Trustee of the Vermont Folklife Center, a Director of Resolution, Inc., a Director of the Vermont Business Round Table and a founding member of the Vermont Security Analysts Chapter.

  Philip A. Kolvoord. Mr. Kolvoord, 68, has been a Director of Chittenden since 1977. He is of counsel in the law firm of Kolvoord, Overton & Wilson in Essex Junction, Vermont. He received his law degree from the University of Virginia and commenced his law practice in Vermont in 1958. Mr. Kolvoord is a former President of the Vermont Trial Lawyers Association and the Chittenden Country Bar Association. He is a former Chairman of the Judicial Nominating Board and the Professional Conduct Board of the State of Vermont. He is also past President of The Discovery Museum for Children in Essex Junction, Vermont. Mr. Kolvoord and other members of his firm are retained from time to time for legal services by the Essex Junction office of the Bank

  Mark W. Richards. Mr. Richards, 56, has been a Director of Chittenden since 1999. Prior to that he was a Director of Vermont Financial Services Corporation for 11 years. He attended Williams College and Columbia Graduate School of Business, as well as having served 3 years as a United States Naval officer. He is President of Richards, Gates, Hoffman & Clay Insurance in Brattleboro, Vermont and is currently a Trustee of the Brattleboro Development Credit Corp., the Brattleboro Retreat and a corporator of Brattleboro Memorial Hospital.

Continuing Directors

  Frederic H. Bertrand. Mr. Bertrand, 65, has been a Director of Chittenden since 1989. He is Chairman of Central Vermont Public Service Corporation and is former Chairman of the Board and Chief Executive Officer of National Life Insurance Company. He is a Director of Catamount Energy Corporation, Union Mutual Fire Insurance Company and the Vermont Electric Power Company. He is a graduate of Norwich University and the College of William and Mary Law School. He is a former Chairman of the American Council of Life Insurance, the Vermont Business Roundtable and a former Mayor of Montpelier, Vermont. Mr. Bertrand is chairman of the Corporation's Audit Committee. Mr. Bertrand's term expires in 2004.

  David M. Boardman. Mr. Boardman, 67, has been a Director of Chittenden since 1978. He is Chairman of Hickok & Boardman Financial Planning and Group Benefits, Inc., with which he has been associated since 1956. He has also been a representative of National Life Insurance Company since 1956. He is a Chartered Life Underwriter, a Life and Qualifying Member of the Million Dollar Round Table and a Certified Financial Planner. He is a past Trustee of Vermont Catholic Charities, past Chairman of the Burlington City Retirement Board, past President of the Greater Burlington Industrial Corp. and past President of the Burlington Boys and Girls Club. Mr. Boardman is also a past Chairman of the Board of Champlain College, where he has been a Trustee since 1974. He is a member of the American Society of Chartered Life Underwriters, the Institute of Certified Financial Planners and the Association of Advanced Life Underwriters. Mr. Boardman's term expires in 2004.

  Lyn Hutton. Ms.Hutton, 52, has been a Director of Chittenden since 1995. She is Vice President and Chief Financial Officer of the John D. and Catherine T. MacArthur Foundation. From 1990 to 1998 she served as Vice President and Treasurer of Dartmouth College. From 1982 to 1990 she was associated with the University of Southern California, first as Treasurer and then as Senior Vice President for Finance and Administration. Both a Certified Public Accountant and a Chartered Financial

Analyst, Ms. Hutton has previously served on the Board of Directors of First Interstate Bank of California. Ms. Hutton's term expires in 2003.

  Paul A. Perrault. Mr. Perrault, 50, has served as Chairman of the Board of Directors of Chittenden Corporation and Chittenden Bank since 1998. He has served as Director, President and Chief Executive Officer since 1990. Mr. Perrault began his banking career in 1975 at Shawmut Bank and has served in a variety of commercial banking positions in Rhode Island and Boston. From 1989 to 1990 he was President of Bank of New England-Old Colony, Providence, Rhode Island. Before becoming President, Mr. Perrault was Executive Vice President and Senior Loan Officer beginning his career with them in 1985. He is a 1973 graduate of Babson College and received his MBA from Boston College School of Management in 1975. He is a member of the Advisory Board of the Fleming Museum and a Trustee of Champlain College and serves on the American Bankers Council and the Government Relations Council of the American Bankers Association, as well as the SuperCommunity Bank Peer Group. Mr. Perrault's term expires in 2003.

  Pall D. Spera. Mr. Spera, 56, has been a Director of Chittenden since 1985. He is President of Pall Spera Company, Realtors LLC and Pall Spera Financial Group of Florida. A past President and Director of the Vermont Association of Realtors, who recognized him as the Realtor of the Year. Mr. Spera was recently a director of National Association of Realtors and chaired its Legal Affairs Committee. He is also a director of the Lake Mansfield Trout Club and the Vermont Granite Museum. Mr. Spera was an incorporator and a charter Director of Mountain Trust Company in 1977, was elected Vice Chairman in 1978, served as Acting President in 1980-81 and was Acting Chairman of the Board prior to the Merger of Mountain Trust Company with Chittenden Trust Company. Mr. Spera's term expires in 2004.

  Owen W. Wells. Mr. Wells, 58, has been a Director of Chittenden since 2001. He is President and CEO and Trustee of the Libra Foundation, a charitable foundation located in Maine. He is also President and CEO and Director of October Corporation. Mr. Wells is of Counsel to the law firm of Perkins, Thompson, Hinckley & Keddy. Mr. Wells serves as a Director and Chairman of the Board of JSC Corp. He is a Director of Maine Bank & Trust Company, Irving Oil Corporation, Irving Oil Transportation Company, Irving Oil Terminals, Inc., IOCNY Inc. and Ocean Investment Company. Mr. Wells is a Trustee and former Chairman of the Board of Maine Medical Center and a Trustee of Maine Health. He serves as a Trustee of Fisher Charitable Foundation and is a member of the Board of The Hauser Center of Harvard University. Mr. Wells' term expires in 2004.

  Martel D. Wilson, Jr. Mr. Wilson, 64, has been a Director of Chittenden since 1983. He is the former Vice President, Chief Financial Officer and Director of S-K-I Ltd. He graduated from the University of Colorado with a degree in mechanical engineering and received a MBA from Cornell University. Mr. Wilson is a Director and Chairman of the Board of Building Material Distributors, Inc. of Stockton, California, a building material wholesaler in California, Nevada, Arizona and Utah. He is a former President and Director of the Rutland Region Chamber of Commerce, a former Trustee of the College of St. Joseph the Provider, a former President and Director of the Rutland Regional Medical Center and a member of the Investment Committee and former Chairman of the Board of Trustees of Comprehensive Health Resources, a health care holding company. Mr. Wilson's term expires in 2004.

Meetings of the Board of Directors and Its Audit and Executive Committees

  The Board of Directors of the Corporation and the Bank held eleven meetings during the calendar year 2001. No Director attended fewer than seventy-five percent of the aggregate of the meetings of the Board and the total number of meetings held by committees of the Board on which they served during 2001.

Audit Committee

The Corporation has a standing Audit Committee comprised of Messrs. Bertrand (Chair), Boardman, Drumheller, Richards, Wilson and Ms. Hutton. The audit committee makes recommendations to the full Board concerning the engagement of independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Chittenden's internal accounting controls. The Audit Committee operates under a formal charter that was adopted in 2000. The audit committee met three times during 2001. The Report of the Audit Committee appears on pages 10 and 11 of this Notice and Proxy Statement.

Executive Committee

The Corporation has a standing Executive Committee comprised of Messrs. Perrault, ex officio, Pizzagalli (Chair), Bertrand, Spera, Wilson and Ms. Hutton. The executive committee is responsible for strategic planning, officer and non-officer compensation and directors' succession, among other duties. In carrying out these responsibilities, the executive committee considers and recommends nominees for election to the board as vacancies occur and performs all of the functions of a compensation committee. The executive committee met six times during 2001.

  The Chittenden Board does not have a standing nominating or compensation committee. The executive committee performs all of the functions of these committees.

Remuneration of Directors and Officers

The Corporation does not presently remunerate its officers, nor does it provide retirement benefits. The Corporation compensates its Directors, other than Mr. Perrault, in quarterly retainer fees of $500 of which 50% is paid in the form of Corporation stock.

  All of the officers of the Corporation serve and are remunerated as officers of the Bank. Directors of the Bank, other than Mr. Perrault, are paid an annual retainer of $3,000 without regard to attendance, $1,500 per meeting attended for monthly meetings, and $750 per telephone conference meeting of the Board. Fifty percent of retainers and fees are paid in the form of Corporation stock.

  Directors serving on the Bank's Audit and Executive Committees receive a meeting fee of $1,000 per meeting attended and $500 per telephone conference meetings, 50% of which is paid in the form of Corporation stock.

  The Chair of the Board of the Bank, who is also an employee (i.e., Mr. Perrault), does not receive additional compensation for service as Chair. The Chair of the Executive Committee, the Chair of the Audit Committee and the Advisor to the Bank's socially responsible banking program receive an annual retainer of $3,000 without regard to attendance. Fifty percent of retainers are paid in the form of Corporation stock.

  The payment of Directors' fees by the Corporation and the Bank may be deferred by a Director pursuant to a Director's Deferred Compensation Plan, adopted April, 1972, and most recently amended January 1, 1992.

Report of the Audit Committee

The audit committee consists of six members of the board, each of whom is independent within the definition of the New York Stock Exchange applicable listing standards. In 2000, the Board adopted a charter for the audit committee which specifies the scope of the audit committee's responsibilities and how it carries out those responsibilities.

The audit committee has prepared the following report for inclusion in this Proxy Statement:

  The Audit Committee has reviewed and discussed the Company's December 31, 2001 audited financial statements with management and with Arthur Andersen LLP, the Company's independent auditors. The audit committee also has discussed with the independent auditors the matters required to be discussed by statement on Auditing Standards No. 61 (communication with audit committees) as amended by Statement on Auditing Standards No. 90 (audit committee communications). In addition, the audit committee has also received from the independent auditors the written disclosures and the letter required by the Independence Standards Board Standards No. 1 (Independence Discussions with the Audit Committee) and has discussed with Arthur Andersen LLP their independence from the Company. The audit committee also considered whether the auditors' provision of non-audit services to the Company is compatible with the independence of Arthur Andersen LLP.

  While the audit committee oversees the Company's financial reporting process for the board of directors consistent with the audit committee charter, management has primary responsibility for this process including the Company's system of internal control, and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. In addition, the Company's independent auditors and not the audit committee are responsible for auditing those financial statements.

  Based on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Frederic H. Bertrand, Chair
David M. Boardman
Philip M. Drumheller
Lyn Hutton
Mark W. Richards
Martel D. Wilson, Jr.

Report of the Committee Responsible for Compensation

The Executive Committee of the Board of Directors has primary responsibility for the design and administration of executive compensation programs. All recommendations receive final approval from the full Board. During 2001, Executive Committee members were Messrs. Pizzagalli (Chair), Perrault, ex officio, Bertrand, Spera and Ms. Hutton.

  The parameters established as a result of the study conducted by Towers Perrin in 1999 are used to determine appropriate compensation levels for the executive management group. Market data was updated in October 2000 and adjustments to base salaries were made as appropriate in January 2001. Total remuneration for this group continues to be closely tied to corporate performance, and bonus and option awards for 2001 were reflective of this practice.

  Specifically, Mr. Perrault's base salary was adjusted to $535,000 on April 18, 2001. He also received a grant of 137,500 stock options. The option price for 50% of this award was set at fair market value (FMV) on the date of grant, $25.188/share. The option price for the remaining 50% of the award was set at 110% of this amount, $27.7068/share. Based upon corporate performance for 2001, Mr. Perrault received a payment of $300,000 under the Executive Management Incentive Compensation Plan (EMICP).

  Mr. Perrault also is eligible to receive payments under an individual retirement agreement that was established in 1993. Under this agreement, an additional award may be granted based upon the current year's corporate performance. In 2001, with a reported operating return on equity (ROE) of 16.5%, the sum of $160,908 was accrued for Mr. Perrault under this agreement.

  As has been reported previously, in addition to the EMICP, approximately 175 senior and middle management positions are eligible to participate in the Incentive Compensation Program (ICP). Performance targets for the ICP were set in December 2000 and individual awards were made in February 2002 based upon performance against these targets.

  No significant changes were made to the corporation's compensation programs during 2001. Towers Perrin was retained in October 2001 to conduct an analysis of market and proxy data for the company's defined peer group. This peer group consists of 18 financial institutions recognized as "high performing" using ROE and earnings per share (EPS) targets established in 1999 and reviewed in 2001. This information will be used to assess base salary, cash compensation and total compensation levels for the executive management group. Adjustments needed to reach identified compensation targets have been made in January 2002.

                          Summary Compensation Table

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Corporation and the four highest paid Executive Officers of the Corporation whose salary and bonus earned in 2001 exceeded $100,000.

Annual Compensation                                            Awards                Payouts
------------------------ ---- -------- ---------- ------------ ---------- ---------- ---------- -------------
(a)                      (b)  (c)      (d)        (e)          (f)        (g)        (h)        (i)

                                                                          Securities Incentive  Long-Term
                                                  Other        Restricted Underlying Plan(LTIP) All Other
Name and                                          Annual       Stock      Options    Payouts    Compensation
Principal Position       Year Salary   Bonus (1)  Compensation Awards     (#)(2)     ($)(3)     ($)(4)
------------------------ ---- -------- ---------- ------------ ---------- ---------- ---------- -------------
Paul A. Perrault         2001 $523,961 $  300,000      0           0                     0      $     169,131
President/CEO            2000 $495,211     0           0           0       137,500       0      $     247,261
                         1999 $441,307 $  211,250      0           0       137,500    $200,375  $     185,131

Lawrence W. DeShaw       2001 $211,730 $  127,000      0           0        25,000       0      $       7,814
Executive Vice President 2000 $195,000 $   20,000      0           0          0          0      $      13,198
                         1999 $185,769 $  107,250      0           0        25,000    $ 99,425  $      13,307

John W. Kelly            2001 $211,730 $  127,000      0           0        25,000       0      $       7,814
Executive Vice President 2000 $195,000 $   20,000      0           0          0          0      $      13,076
                         1999 $184,615 $  107,250      0           0        25,000    $ 99,425  $      13,285

Kirk W. Walters          2001 $205,000 $  123,000      0           0        25,000       0      $       7,669
Executive Vice President 2000 $195,000 $   20,000      0           0          0          0      $      12,495
                         1999 $184,615 $  107,250      0           0        25,000    $ 90,000  $      11,446

Danny H. O'Brien         2001 $191,730 $  115,000      0           0        25,000       0      $       6,966
Executive Vice President 2000 $175,000 $   15,000      0           0          0          0      $      11,108
                         1999 $161,153 $   87,750      0           0        25,000    $ 82,187  $      11,197


                     Summary Compensation Table--Footnotes

(1) The compensation shown in this column represents payments earned under the Executive Management Incentive Compensation Plan (EMICP) for those years.
(2) The grant price for one-half of the options awarded to Mr. Perrault in the years 2000 and 2001 was set at the fair market value (FMV) of Chittenden Corporation stock on the date of grant. The exercise price of the remaining one-half of the option award was set at a premium of 10% above this price. All options vest at time of grant. This same methodology was utilized for those awards made to Messrs. DeShaw, Kelly, Walters, and O'Brien in 1999 and 2001.
(3) The 1999 Long-Term Incentive Plan (LTIP) payout from the EMICP reflects the payment of all balances held in the plan; 50% of the 1998 award, 25% of the 1997 award and 10% of the 1996 award.
(4) Totals in this column are comprised of: (1) a 401(k) Corporation match of 35% and an additional profit-sharing match of 20% shown as one total; (2) the parallel match made under the Savings Plan Restoration portion of the Supplemental Executive Retirement Plan established in January 1997, and;
    (3) that piece of Mr. Perrault's supplemental executive retirement plan
    (SERP) benefit which may be granted based on the Corporation's annual results as measured by ROE. The figures, respectively, are as follows: Mr. Perrault -- $4,978, $3,245 and $160,908 and; Mr. DeShaw -- $4,984 and
    $2,831 and; Mr. Kelly -- $4,984 and $2,831 and; Mr. Walters -- $4,984 and
    $2,686 and; Mr. O'Brien -- $4,984 and $1,983.

                       Option Grants in Last Fiscal Year

The following table sets forth the options granted during fiscal year ended December 31, 2001 to Chittenden's Named Executive Officers.

                                                                   Potential Realizable Value
                                                                   At Assumed Annual Rates of
                                                        Individual Stock Price Appreciation
                                                        Grants     For Option Term (1)
                                                        ---------- --------------------------
(a)                (b)         (c)          (d)         (e)        (f)           (g)
                   Number of   % of Total
                   Securities  Options
                   Underlying  Granted to   Exercise or
                   Options     Employees in Base Price  Expiration
Name               Granted (#) Fiscal Year  ($/Sh)      Date       5%($)         10%($)
------------------ ----------- ------------ ----------- ----------  ----------    ----------
Paul A. Perrault..   137,500      23.25%      $25.188   4/18/2011  $2,178,082    $5,519,688
Lawrence W. DeShaw    25,000       4.23%      $24.675   1/17/2011  $  387,949    $  983,140
John W. Kelly.....    25,000       4.23%      $24.675   1/17/2011  $  387,949    $  983,140
Kirk W. Walters...    25,000       4.23%      $24.675   1/17/2011  $  387,949    $  983,140
Danny H. O'Brien..    25,000       4.23%      $24.675   1/17/2011  $  387,949    $  983,140

--------
(1) Potential realizable values are calculated as the product of (A) assumed annual gains in the initial exercise price of 5% and 10% over the term of the options less the initial exercise price and (B) the number of options.

The following table sets forth the aggregate number of options exercised in 2001 and the value of options held as of December 31, 2001 by Chittenden's Named Executive Officers.

             Aggregated Option Exercises in Last Fiscal Year 2001
                    and Fiscal Year-End 2001 Option Values

(a)                (b)          (c)      (d)                            (e)

                   Shares                                               Value of Unexercised In-The
                   Acquired on  Value    Number of Unexercised          Money Options at Fiscal
Name               Exercise (#) Realized Options at Fiscal Year End (#) Year-end ($) (1)
----               ------------ -------- ------------------------------ ---------------------------

                                         Exercisable      Unexercisable Exercisable   Unexercisable
                                         -----------      ------------- -----------   -------------

Paul A. Perrault..    67,501    $810,008   423,604              0       $2,032,965          0

Lawrence W. DeShaw      --         --       87,067              0       $  396,146          0

John W. Kelly.....      --         --       68,753              0       $   64,150          0

Kirk W. Walters...      --         --       87,504              0       $  286,923          0

Danny H. O'Brien..      --         --       82,880              0       $  387,643          0

--------
(1) Based on the last reported sale price of Chittenden common stock on the NYSE on December 31, 2001 of $27.60.

Employment Agreements

Chittenden currently has severance agreements with each of Messrs. Perrault, DeShaw, Kelly, Walters and O'Brien. These agreements provide for payments to such persons that are conditioned upon a "change of control" of Chittenden followed within three years by either (1) termination of employment by Chittenden for any reason other than death or (2) termination by the executive for any reason. If these conditions are satisfied, the required payments would equal a multiple of the employee's annual salary, bonus, and pension plan contributions. For Mr. Perrault, such payments would equal 2.99 times these pieces of compensation, and for Messrs. DeShaw, Kelly, Walters, and O'Brien such payments would equal 2.0 times the same compensation. In addition, the CEO's compensation plan provides for certain long-term disability payments in the event of a disability resulting in termination of employment, in which case a monthly benefit would be paid at age 60 based upon 60% of the base salary of Mr. Perrault at the time of disability.

Chittenden Corporation Retirement Plans

Substantially all full-time employees of Chittenden Bank who are age 21 with one year of service participate in the Chittenden Pension Account Plan (the "Pension Plan"), a defined benefit pension plan intended to qualify under
Section 401(a) of the Internal Revenue Code (the "Code"). The Pension Plan is a cash balance plan whereby each participant's benefit is determined based on annual pay credits and interest credits made to each participant's notional account.

  Pay credits range from 2.5% to 11.0% of compensation up to the Social Security Wage Base and from 5.0% to 16.0% of compensation over the Social Security Wage Base, depending on the participant's age and length of service with the Company. Chittenden participants whose age plus service as of December 31, 1995 equaled 70 or more are eligible for an additional pay credit of 8.0% of compensation for plan years worked between 1996 and 2005. Former Vermont Financial Services (VFS) participants whose age plus service as of December 31, 1999, equaled 70 or more are eligible for an additional pay credit of 8.0% of compensation for plan years worked between 2000 and 2009. Compensation refers to pension eligible earnings of the participant under the Pension Plan including the entire amount of salaries, wages, overtime pay, commissions, bonuses, pre-tax deferrals and similar payments reported on Form W-2, excluding employer contributions to this or any other benefit plan, severance amounts, and taxable income attributable to stock options. Compensation under this plan is limited to $170,000 for 2001 (as indexed under Section 401(a)(17) of the Code).

  Interest credits are based on the notional account balance on the last day of the prior plan year and the plan's interest credit rate. For the Pension Plan, this interest credit rate equals the average 12-month Treasury Bill rate during December of the preceding plan year plus 0.5%, subject to a 5.0% minimum and a 8.0% maximum rate.

  No pay or interest credits were granted under the plan for periods of employment prior to January 1, 1996. For Chittenden participants, benefits accrued as of December 31, 1995 under the prior formula were converted to an opening account balance. For former VFS employees, benefits accrued as of December 31, 1999, under the prior VFS plan were converted to an opening account balance. For former United Bank (UB) employees, benefits accrued as of October 31, 1999, under the prior UB plan were converted to an opening account balance. Service is calculated from date of hire for purposes of determining the level of pay credit for the plan year. The normal retirement age under the plan is age 65. Benefits are computed on a straight life basis. Participants under this plan are entitled to a minimum benefit equal to the amount accrued under the prior plan formula as of the date of conversion to an opening account balance.

  In addition, Chittenden maintains a non-qualified, supplemental plan (the "SERP") which is also a cash balance plan. The SERP provides an additional pay credit that would be paid by the Pension Plan except for limitations on pay and benefit amounts currently imposed by the Code. The interest credit under the SERP equals Chittenden's average yield on earning assets for the previous year.

  The estimated annual benefits payable from the Pension Plan and SERP to Mr. Perrault, Mr. DeShaw, Mr. Kelly, Mr. Walters and Mr. O'Brien, upon normal retirement are $289,000, $155,000, $101,000, $118,000 and $93,000,
respectively. As of December 31, 2001, Mr. Perrault, Mr. DeShaw, Mr. Kelly, Mr. Walters and Mr. O'Brien had 10, 30, 10, 4 and 13 years of credited service, respectively, under the Pension Plan.

Stock Performance Graph

The following graph provides a comparison, from December 31, 1996 through December 31, 2001, of the cumulative total stockholder return (assuming reinvestment of dividends) among Chittenden; the Standard & Poor's 500 Index; the Standard & Poor's 600 Small Cap and the SNL $1B-$5B Bank Index. The historical information set forth below is not necessarily indicative of future performance.

                                    [CHART]

         Chittenden Corporation    S&P 500     S&P 600 Small Cap   SNL $1B-$5B Bank Index
         ----------------------  -----------   -----------------   ----------------------
12/31/96       100.00              100.00          100.00              100.00
12/31/97       191.47              133.37          125.46              166.77
12/31/98       179.05              171.44          123.79              166.38
12/31/99       170.75              207.52          139.02              152.91
12/31/00       181.03              188.62          155.39              173.52
12/31/01       212.48              166.22          165.49              210.83

Interests in Certain Transactions

The Corporation's officers, its Directors and their associates have had, and can be expected to have in the future, financial transactions with the Bank. As of December 31, 2001, the aggregate of loans by the Bank outstanding to the Corporation's officers, Directors and their associates amounted to $30,888,378.

  During 2001, loans by the Bank to their officers and Directors, and their associates, and to the officers and Directors of the Corporation, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

  Material transactions during 2001 between the Bank's and the Corporation's officers, its Directors, and their associates occurred in the ordinary course of business and were on terms equivalent to those prevailing at the time for comparable transactions with other, unrelated persons.

Availability of Independent Public Accountants

The Board of Directors of the Corporation, in accordance with the recommendation of its Audit Committee, none of whom is an employee of the Corporation, appointed Arthur Andersen LLP as independent public accountants of the Corporation for the year ending December 31, 2001. The Corporation was advised by Arthur Andersen LLP that neither the firm nor any of their associates have any relationship with the Corporation or any affiliate of the Corporation. Arthur Andersen LLP will have a representative at the meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

  During 2001, Arthur Andersen LLP examined the consolidated financial statements of the Corporation and its subsidiaries, provided other audit services to the Corporation and to certain of its subsidiaries in connection with Securities and Exchange Commission filings of periodic financial statements. In addition, Arthur Andersen LLP provided tax services to the Corporation and certain of its subsidiaries. The audit committee has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining auditor independence. A breakdown of the fees paid to Arthur Andersen LLP follows:

   Audit Services (aggregate for annual and quarterly reviews):      $222,200
   Financial information systems design and implementation services:        0
   Aggregate other services, including tax:                          $196,950

The Chittenden Corporation Amended and Restated Directors' Omnibus Long-Term Incentive Plan

(ITEM 2 ON PROXY CARD)

Proposal

On February 20, 2002, the Board of Directors voted to amend, restate and rename the Chittenden Corporation 1998 Directors' Omnibus Long-Term Incentive Plan as the Chittenden Corporation Amended and Restated Directors' Omnibus Long-Term Incentive Plan (the "Plan"), subject to the approval of the Plan by the stockholders.

  The amended Plan, among other things, increases the number of shares of Common Stock available for issuance thereunder by 250,000 shares. Consequently, subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Common Stock that can be issued under the Plan as amended is now 375,000 shares, of which no more than 50,000 shares will be available for grants in the form of restricted stock. Based solely upon the closing price of the Common Stock as reported by the New York Stock Exchange on February 8, 2002, the maximum aggregate market value of the securities to be issued under the Plan would be $10,308,750. The shares issued by the Company under the Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the Plan do not vest or otherwise revert to the Company, the shares of Common Stock represented by such awards may be the subject of subsequent awards.

  The Plan is administered by the Executive Committee of the Board of Directors (the "Committee"). The Committee, at its discretion, may grant stock incentive awards of either non-qualified options or restricted stock. These awards are described in greater detail below.

Reasons for Amendments

The Plan has been established to promote the interests of the stockholders as well as the Company by enhancing the Company's ability to retain and attract the services of talented and qualified Directors by increasing their ownership position in the Company.

Summary of the Plan

The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan which is attached hereto as Exhibit A.

  Plan Administration; Eligibility. The Plan shall be administered by the Executive Committee of the Board of Directors. Persons eligible to participate in the Plan will be directors of the Company who are not employed by the Company or its subsidiaries ("Independent Directors").

  The Committee has full power to select, from among those eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan.

  Stock Options. The Plan permits the granting of options that do not qualify as incentive stock options under Section 422 of the Code ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant.

  The term of each option will be fixed by the Committee and may not exceed ten years from the date of grant. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments.

  Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery (or attestation to the ownership) of shares of Common Stock which are not subject to any restrictions imposed by the Company and which have been held by the optionee for at least six months or which were purchased in the open market by the optionee or by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company.

  Restricted Stock. The Committee may also award shares of Common Stock to participants subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). The purchase price (if any) of shares of Restricted Stock will be determined by the Committee. If the requirements of the restrictions are not met, the employees will forfeit their awards of Restricted Stock.

  Adjustments for Stock Dividends, Mergers, Etc. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events.

  Amendments and Termination. The Board of Directors may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent.

  Change of Control Provisions. The Plan provides that in the event of a "Change of Control" (as defined in the Plan) of the Company, all stock options shall automatically become fully exercisable and any conditions and restrictions on any awards shall lapse.

Effective Date of Plan

The Plan, as amended and restated, will become effective upon the affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting and will have a term of ten years. For purposes of the vote on the Plan, abstentions will have the same effect as votes against the Plan and broker non-votes will have no effect on the results of the vote. In addition, the New York Stock Exchange requires that a majority of the shareholders entitled to vote on the proposal must cast votes on this proposal, with abstentions counted as votes cast and broker non-votes not counting as votes cast.

New Plan Benefits

The number of shares that may be granted to the Independent Directors is undeterminable at this time, as such grants are subject to the discretion of the Committee.

Tax Aspects Under the U.S. Internal Revenue Code

The following is a summary of the principal Federal income tax consequences of option grants under the Plan. It does not describe all Federal tax consequences under the Plan, nor does it describe state or local tax consequences.

Non-Qualified Options

There are no Federal income tax consequences to either the optionee, or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

  Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE CHITTENDEN CORPORATION AMENDED AND RESTATED DIRECTORS' OMNIBUS LONG-TERM INCENTIVE PLAN.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order to be included in the Corporation's proxy statement and proxy card for the 2003 annual meeting, proposals which stockholders intend to present at that meeting must be submitted in writing to the Secretary of the Corporation on or before November 8, 2002.

OTHER BUSINESS

The Board of Directors of the Corporation knows of no other matters which may come before the meeting. However, if any other business should properly come before the meeting, the proxies relating to such meeting will be voted with respect thereto in accordance with the best judgment of the Board of Directors.

                                                                      EXHIBIT A

CHITTENDEN CORPORATION AMENDED AND RESTATED DIRECTORS' OMNIBUS LONG-TERM INCENTIVE PLAN

1.   PURPOSE

The Chittenden Corporation Directors' Omnibus Long-Term Incentive Plan (the "Plan"), formerly known as the Chittenden Corporation 1998 Directors' Omnibus Long-Term Incentive Plan, is hereby amended and restated. The purpose of the Plan is to promote the interests of the shareholders as well as the Company by enhancing the Company's ability to retain and attract the services of talented and qualified Directors by increasing their ownership position in the Company.

2.   ELIGIBILITY

All non-employee Directors will be immediately eligible to become participants in the Plan upon the Effective Date as described in Section IX.

3.   EXECUTIVE COMMITTEE

The Plan shall be administered by a Committee of the Board of Directors which shall be known as the Executive Committee (the "Committee"). The Committee shall have full power to interpret and administer the Plan. It may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

  All persons designated as members of the Committee shall be non-employee directors of the Company within the meaning of Rule 16b 3(b)(3)(i) of the Securities Exchange Act of 1934, as amended.

4.   DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Award" shall mean any Stock Option or Restricted Stock granted under the Plan.

(b) "Board" means the Board of Directors of the Company.

(c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(d) "Company" means Chittenden Corporation.

(e) "Fair Market Value" shall mean the fair market value of shares or other securities as shall be established by the Committee.

(f) "Option" means a non-qualified stock option which is not intended to meet the requirements of Section 422 of the Code. "Restricted Stock" means Shares granted to a Director under Section VII(B) of the Plan.

(g) "Share" means one share of the Company's Common Stock.

5.   ADMINISTRATION OF PLAN

The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have full power to: (i) designate participants; (ii) determine the type or types of Awards to be granted to each participant under the Plan; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether Awards may be settled or exercised in cash, Shares or other securities; (vi) determine whether, to what extent, and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder or the Committee; (vii) interpret and administer the Plan and any Award made under the Plan; (viii) establish, amend, suspend or waive rules and regulations as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

6.   SHARES AVAILABLE FOR AWARD

The maximum number of Shares available for granting Awards under the Plan during the term of the Plan is hereby increased from 125,000 Shares to 375,000 Shares as of the date of the restatement (representing an increase of 250,000 Shares), subject to adjustment pursuant to Section XII(C). Of the total Shares authorized under the Plan, no more than 50,000 Shares may be utilized for Awards of Restricted Stock.

  The number of Shares covered by the Award shall be counted on the date of grant against the aggregate number of Shares available for granting Awards under the Plan. Any Shares associated with a Non-Qualified Stock Option that is forfeited or expires without having been exercised, Shares associated with Restricted Stock that is forfeited, or Shares tendered to exercise an Option shall be added back to the overall number of Shares available for granting Awards under this Plan.

7.   AWARDS

(A) Options. The Committee is hereby authorized to grant Options to participants with the following terms and conditions and with such additional terms and conditions as the Committee deems appropriate:

   (I) Exercise Price. The purchase price per Share under an Option shall be determined by the Committee; provided, however, that the purchase price shall not be less than Fair Market Value of a Share on the date of grant of such Option

  (II) Option Term. The term of each Option shall be fixed by the Committee, but in no event may exceed ten years (see (D)V below).

 (III) Time and Method of Exercise. An Option may be exercised, subject to the provisions hereof relative to its termination and limitations on its exercise, from time to time only by (i) written notice of intent to exercise the Option with respect to a specified number of Shares, and
       (ii) payment to the Company (contemporaneously with delivery of each such notice) of the amount of the Option price of the number of Shares with respect to which the Option is then being exercised by one or more of the following methods to the extent provided in the Option Award agreement:

      (a) in cash, by certified or bank check or other instrument acceptable to the Committee;

      (b) by the surrender and delivery to the Company (or attestation to the ownership) of Shares of the same class as the Shares to be acquired by exercise of the Option with a Fair Market Value equal to or less than the total Option price plus cash for any difference, provided such surrendered Shares have been purchased by the optionee on the open market or have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan; or

      (c) The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restriction, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Secretary of the Company at the Company's executive offices, until the total number of Shares then subject to the Option have been purchased.

  (IV) Forfeiture. The Committee may provide for the circumstances in which an unexercised Option will be forfeited. Unless otherwise provided in the option agreement with a Director, an unexercised Option shall be forfeited one year after termination of Board service (as determined under criteria established by the Committee) for any reason.

(B) Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to participants.

      (I) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend). Restrictions may lapse separately or in combination, in such installments or otherwise, as the Committee may deem appropriate.

     (II) Forfeiture. Upon termination of board service (as determined under criteria established by the Committee) for any reason, except for death or total and permanent disability, during the applicable restriction period, all Shares of Restricted Stock subject to restriction shall be forfeited and reacquired by the Company.

(C) General.

      (I) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

     (II) Awards May be Granted Separately or Together. Awards may, at the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Awards under this Plan or any other plan of the Company.

    (III) Forms of Payment under Awards. Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities and other Awards.

     (IV) Limits on Transfer of Awards. No Award (other than Shares as to which restrictions have lapsed), and no right under any such Awards, shall be assignable, alienable, saleable or transferable by a participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Stock, back to the Company) provided, however, that, if so determined by the Committee, a participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the participant, and to receive any property distributable, with respect to any Award upon the death of the participant.

      (V) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise of a Stock Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.  AMENDMENT AND TERMINATION

The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations. The President shall be authorized to make minor or administrative modifications to the Plan as well as modification to the Plan which may be dictated by requirements of federal or state statutes applicable to the Company or authorized or made desirable by such statutes. No modification or termination of the Plan shall, without the Director's consent, alter or impair any of his or her rights or obligations under any Option or right theretofore granted to him or her under the Plan. The Board cannot revoke existing Awards without the participant's consent.

9.  EFFECTIVE DATE OF THE PLAN

The Plan shall be effective, as amended and restated, as of the date of its approval by the stockholders of the Company.

10.  CHANGE IN CONTROL

Notwithstanding anything to the contrary contained herein, and notwithstanding any contrary waiting period or installment period in any option agreement or in the Plan, each outstanding Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, and any restriction or deferral limitation applicable to any Restricted Stock, shall lapse and such shares and awards shall be deemed fully vested, in the event of a Change in Control. For purposes of this Plan, a Change in Control shall be deemed to have occurred upon the first to occur of the following events:

   (I) Any "Person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the number of the Company's then outstanding securities;

  (II) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection (I), (III) or (IV) of this Section X) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease by any reason to constitute at least one half thereof;

 (III) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 50% of the number of outstanding securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

  (IV) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

11.   TERM OF THE PLAN

No Award shall be granted under the Plan ten years after Effective Date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

12.   MISCELLANEOUS

(A) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Director or designated beneficiary shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Director shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(B) Construction of the Plan.   The validity, construction, interpretation,
    administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Vermont.

(C) Adjustments.   In the event of a reorganization, recapitalization, stock
    split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the Awards granted, and in the purchase price of outstanding Options.

(D) Mergers.   In contemplation of and subject to the consummation of a
    consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding Shares are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a "Transaction"), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon written notice to the participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all vested Awards, other than Options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account the consideration payable per Shares pursuant to the business combination (the "Merger Price") and all Options shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the Merger Price times the number of Shares subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options; provided, however, that each participant shall be permitted, within a specified period determined by the Administrator prior to the consummation of the Transaction, to exercise all outstanding Options, including those that are not then exercisable, subject to the consummation of the Transaction.

(E) No Right to Continue as a Director.   Neither the Plan, nor the granting of
    an Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

(F) Trading Policy Restrictions.   Option exercises and other Awards under the
    Plan shall be subject to such Company's insider trading policy, as in effect from time to time.

  To record the adoption of the Chittenden Corporation Directors' Omnibus Long-Term Incentive Plan, the Company has caused its appropriate officers to affix its corporate name and seal hereto this 20/th day of February, 2002. /

ATTEST:


CHITTENDEN CORPORATION      WITNESSED


BY: /s/ F. Sheldon Prentice BY: /s/ Eugenie J. Fortin

Official Title:
Senior Vice President,
General Counsel and Secretary

  A copy of the Corporation's Annual Report for 2001 (on Form 10-K), as filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, will be furnished free of charge to beneficial owners of the Corporation's stock upon written request to:

  F. Sheldon Prentice, Secretary or
  Eugenie J. Fortin, Assistant Secretary
  Chittenden Corporation
  P.O. Box 820
  Burlington, VT 05402-0820

  Any person requesting a copy of the report must set forth in his/her written request a good faith representation that h/she was in fact a beneficial owner of stock of the Corporation on the record date for the annual meeting.

SKU 0667-PS-02